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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                               HAGLER BAILLY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   54-1759180
                      (I.R.S. Employer Identification No.)

                              1530 Wilson Boulevard
                            Arlington, VA 22209-2406
                                 (703) 351-0300
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

         Hagler Bailly, Inc. Employee Incentive and Non-Qualified Stock
                        Option and Restricted Stock Plan
                            (Full title of the Plan)


                              Stephen V. R. Whitman
                       Vice President and General Counsel
                               Hagler Bailly, Inc.
                              1530 Wilson Boulevard
                            Arlington, VA 22209-2406
                                 (703) 351-0300

 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                          David B.H. Martin, Jr., Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600


                         CALCULATION OF REGISTRATION FEE

------------------------------------------ ---------------- --------------------- --------------------- -------------
                                               Amount         Proposed maximum      Proposed maximum     Amount of
           Title of securities                  to be          offering price      aggregate offering   registration
            to be registered                 Registered        per share (1)           price (1)          fee (1)
------------------------------------------ ---------------- --------------------- --------------------- -------------

Common Stock                                  2,573,679            $10.00            $13,986,690.00      $13,300.21
                                                                  $24.4668          $31,098,754.668
------------------------------------------ ---------------- --------------------- --------------------- -------------

------------------------------------------ ---------------- --------------------- --------------------- -------------

(1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of registration fee. The proposed maximum offering price per share was determined by calculating the weighted average exercise price of (i) 1,398,669 shares of Common Stock being offered under outstanding options at an exercise price of $10.00 and (ii) 1,175,010 shares of Common Stock being offered at an exercise price of $26.4668 based on the average of the high and low prices per share of the Common Stock on June 8, 1998, as reported on The Nasdaq National Market.


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






                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents  containing the information  specified in Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

Hagler Bailly, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the
Commission:

                  (a) The Registrant's final prospectus dated July 3, 1997 as filed with the Commission pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the fiscal year ended December 31, 1996;

                  (b)      All  reports  filed with the  Commission  pursuant to
                           Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and

                  (c) The description of the Registrant's Common Stock ("Common Stock"), contained in the Registrant's registration statement on Form 8-A filed with the Commission under the Exchange Act on June 25, 1997.

                  In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

Not applicable (the Common Stock is registered  under Section 12 of the Exchange
Act).

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in any action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

                  As permitted by the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable for monetary damages to the Company for certain breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions, or derived an improper personal benefit from their action as directors. This provision would have no effect on the availability of equitable remedies or nonmonetary relief, such as an injunction or rescission for breach of the duty of care. In addition, the provision applies only to claims against a director arising out of his or her role as a director and not in any other capacity (such as an officer or employee of the Company). Further, liability of a director for violations of the federal securities laws will not be limited by this provision. Directors will, however, no longer be liable for monetary damages arising from decisions involving violations of the duty of care that could be deemed grossly negligent. The Amended and Restated Certificate of Incorporation also provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The Amended and Restated Certificate of Incorporation also authorizes the Company to enter into one or more agreements with any person that provide for indemnification greater or different from that provided in the Amended and Restated Certificate of Incorporation. The Company believes that these provisions and agreements are desirable to attract and retain qualified directors and officers.

                                                       * * *

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such person in connection with the offering of the Common Stock (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                Exhibit
                                    Description

                  4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-22207) which was filed with the Commission on May 21, 1997).

                  4.2 By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-22207) which was filed with the Commission on May 21, 1997).

                  4.3 Specimen Certificate representing Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-22207) which was filed with the Commission on June 11, 1997).

                  5.1               Opinion of Hogan & Hartson  L.L.P.
                                    regarding the legality of the sharesbeing registered.

                  23.1 Consent of Hogan & Hartson L.L.P.(included in their opinion filed as Exhibit 5.1 hereto).

                  23.2              Consent of Ernst & Young LLP.

                  23.3              Consent of Gelman, Rosenberg & Freedman.

                  24.1              Power of Attorney(included on signature
                                    page).

Item 9.           Undertakings.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (a) To include any prospectus required by Section  10
                               (a)(3) of the Securities Act;

                           (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided,  however, that paragraphs (1)(a) and (1)(b)
                  do not apply if the Registration Statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undertaking concerning indemnification is set forth under the response to Item 6.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Arlington, Commonwealth of Virginia, on the 8th day of June 1998.


                                            HAGLER BAILLY, INC.


                         By: /s/ Henri-Claude A. Bailly
                             Henri-Claude A. Bailly
                             Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henri-Claude A. Bailly and Stephen V.R. Whitman, and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:





Signature                                                    Title                              Date

/s/ Henri-Claude A. Bailly             Chairman, President and Chief Executive              June 8, 1998
Henri-Claude A. Bailly                 Officer (Principal Executive Officer)


/s/ Daniel M. Rouse                    Vice President, Chief Financial Officer              June 8, 1998
Daniel M. Rouse                        and Treasurer (Principal Financial
                                       Officer and Principal Accounting Officer)

/s/ Robert W. Fri                      Director                                             June 8, 1998
Robert W. Fri


/s/ Fred M. Schriever                  Director                                             June 8, 1998
Fred M. Schriever




/s/ Richard H. O'Toole                 Director                                             June 8, 1998
Richard H. O'Toole


/s/ Alain M. Streicher                 Director                                             June 8, 1998
Alain M. Streicher


/s/ Michael D. Yokell                  Director                                             June 8, 1998
Michael D. Yokell


/s/ Vinod K. Dar                       Director                                             June 8, 1998
Vinod K. Dar

                                  EXHIBIT INDEX

   Exhibit
   Number                                          Description                                            Page

   4.1          Amended and Restated Certificate of Incorporation of the Registrant  (incorporated         *
                by reference to Exhibit 3.1 to Amendment  No. 1 to the  Registrant's  Registration
                Statement on Form S-1 (File No.  333-22207) which was filed with the Commission on
                May 21, 1997).

   4.2          By-Laws of the Registrant,  as amended  (incorporated  by reference to Exhibit 3.2         *
                to Amendment No. 1 to the  Registrant's  Registration  Statement on Form S-1 (File
                No. 333-22207) which was filed with the Commission on May 21, 1997).

   4.3          Specimen Certificate  representing Common Stock of the Registrant (incorporated by         *
                reference  to Exhibit  4.1 to  Amendment  No. 2 to the  Registrant's  Registration
                Statement on Form S-1 (File No.  333-22207) which was filed with the Commission on
                June 11, 1997).
   5.1          Opinion of Hogan & Hartson L.L.P.

   23.1         Consent of Hogan & Hartson L.L.P.(See Exhibit 5.1).

   23.2         Consent of Ernst & Young LLP.

   23.3         Consent of Gelman, Rosenberg & Freedman

   24.1         Power of Attorney (included on signature page).
---------------
*Incorporated by reference.
